EXHIBIT 10.14

RESOLUTIONS OF THE
BOARD OF DIRECTORS OF SOUND COMMUNITY BANK

WHEREAS, Sound Community Bank and Laurie Stewart entered into a Supplemental Executive Retirement Plan Agreement dated December 30, 2011 (the "2011 SERP");
WHEREAS, the definition of "Separation from Service" under Section 1.12 of the 2011 SERP does not fully comply with the definition of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (collectively, the "Code");
WHEREAS, the Bank has intended from the date the 2011 SERP was adopted that the definition of Separation from Service contained therein fully comply with Section 409A of the Code; and
WHEREAS, the Bank desires to clarify the definition of Separation from Service in the 2011 SERP by having such definition revised as set forth in the Amendment No. 1 to the 2011 SERP ("SERP Amendment"), the form of which is attached hereto.
NOW THEREFORE, BE IT RESOLVED, that the SERP Amendment, in the form attached hereto, be and hereby is approved and adopted; and be it further
RESOLVED, that the Chairman of the Board be and hereby is authorized to execute the SERP Amendment on behalf of the Bank, and the execution by the Chairman of the Board of the SERP Amendment shall conclusively establish his authority therefore from the Bank; and be it further
RESOLVED, that the Chief Executive Officer or her designees be and hereby are authorized and directed to take any and all actions necessary or appropriate to effectuate the aforementioned resolution, including such filings or notices that the Bank may be required to make with the
 Internal Revenue Service, and any actions previously taken by such officers in furtherance of the foregoing be and hereby are approved and ratified in all respects.